                                                                   Exhibit 10.21
                            STOCK PURCHASE AGREEMENT


          This Agreement is made April 27, 1998, between FACILICOM INTERNATIONAL, L.L.C., a Delaware limited liability company ("Buyer"), OY
                                                              -----
TELEYKKONEN AB, a corporation formed under the laws of Finland (the "Company"),
                                                                     -------
DAN ZWI LIEBKIND, an individual resident of Finland ("DZL"), and MIKA RUBEN
                                                      ---
LIEBKIND, an individual resident of Finland ("MRL", and together with DZL, the
                                              ---
"Shareholders").
-------------

                                    PREAMBLE

     The Shareholders desire to sell to the Buyer, and the Buyer desires to purchase from the Shareholders, shares of the Company's capital stock representing 100% of the issued and outstanding capital stock of the Company (the "Shares"), all upon the terms and subject to the conditions set forth
      ------
herein. Therefore, the parties agree as follows with the intent to be legally bound.

                                   AGREEMENT

                                   ARTICLE I
                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.01. Purchase and Sale of Shares.  On the Closing Date (defined below),
           ---------------------------
the Shareholders shall sell the Shares to the Buyer, and the Buyer shall purchase the Shares from the Shareholders, all upon the terms and subject to the conditions set forth herein.

     1.02. Purchase Price. The purchase price for the Shares (the
           --------------
"Purchase Price") shall be Four Million U.S. Dollars (US$4,000,000), which
---------------
amount shall be payable by the Buyer as follows:

           (a) US$3,400,000 in immediately available funds shall be paid to the Shareholders on the Closing Date;

           (b)   US$600,000 shall be deposited with an escrow agent (the "Escrow
                                                                          ------
Agent") subject to an Escrow Agreement, substantially in the form of Exhibit A
-----                                                                ---------
attached hereto, pending the determination of the Purchase Price Adjustment, if any, to be made pursuant to Section 1.03 of this Agreement; and

           (c) In addition to the Purchase Price, Buyer shall, consistent with Finish tax law, deposit with the Shareholders on the Closing Date an amount equal to 1.6% of the Purchase Price (US$ 64,000) to be used to pay the stamp-duty accruing in Finland with respect to Buyer's purchase of the Shares (the "Tax Payment"). The
------------

Shareholders shall cause the Tax Payment to be remitted to the proper authorities on or before date upon which such Tax Payment is due, which date shall be prior to the date upon which the monies held in escrow pursuant to
Section 1.02(b) of this Agreement are distributed according to the Escrow Agreement.

     1.03. Adjustment to Purchase Price.
           ----------------------------

           (a) The Purchase Price shall be subject to a downward adjustment (the "Purchase Price Adjustment"), on a dollar for dollar basis, by the amount
       -------------------------
the Company's Debt ( defined below) exceeds US$950,000 as of the Closing Date. It is understood that US$200,000 of the US$950,000 Company Debt is comprised of a debt owing to Nordiska Tele8 A.B. ("Tele8"), for certain Passport equipment the Company purchased from Tele8 in April of 1998 (the "Tele8 Transaction").
                                                        -----------------
For the purposes of this Agreement, the term "Company's Debt" shall mean any
                                              --------------
liability or obligation of the Company not reflected on the Company's March 31, 1998 interim balance sheet for: (i) money borrowed for any purpose, or (ii) the acquisition or lease of any asset or equipment. The term "Company's Debt" shall
                                                          --------------
not include: (i) the amount owed by the Company under that certain Line of Credit Agreement between the Company and AKTIA Bank attendant to the Company's checking account number 405511-214133 (the "Credit Line"), or (ii) bandwidth or
                                            -----------
other operational leases terminable within one year of the Closing Date, or
(iii) those leases listed on Schedule 1.03 and Schedule 2.22, or (iv) vehicle
                             -------------     -------------
leases listed on Schedule 2.16.
                 -------------

           (b) Within twenty one (21) days of the Closing Date, Shareholders shall deliver to Buyer a balance sheet, prepared by the Company's independent auditors, which provides a detailed listing of the Company's Debt as of the Closing Date (the "Closing Balance Sheet"). Within sixty (60) days of the Closing Date, Buyer shall provide Shareholders with a certificate (an "Adjustment Certificate") setting forth the computation of the Purchase Price
-----------------------
Adjustment, if any, and an explanation of any differences between the Company's Debt reported on the Closing Balance Sheet and that used to compute the Purchase Price Adjustment as reported on the Adjustment Certificate.

           (c) Shareholders may object to the Adjustment Certificate by giving written notice to Buyer to such effect (a "Disputed Items Notice") within five
                                           ---------------------
(5) business days after their receipt thereof. Failure to deliver a Disputed Items Notice within 5 business days after delivery of the Adjustment Certificate will render the amounts set forth in the Adjustment Certificate conclusively presumed to be true and correct in all respects and will be binding upon the parties. If Shareholders do not object to the Adjustment Certificate within the time provided for in this subsection, Buyer and Shareholders shall notify the Escrow Agent of the Shareholders' acceptance of the Adjustment Certificate and direct the Escrow Agent to distribute the escrowed amount to the parties in accordance with the computations set forth on the Adjustment

Certificate. Any interest earned on the escrowed amount shall be distributed to the parties in the same proportion as the amount distributed to a party bears to the total escrowed amount.

           (d) If the Shareholders deliver a Disputed Items Notice to the Buyer within five (5) business days after delivery of the Adjustment Certificate, stating that the Shareholders object to the calculations set forth therein, specifying in detail the basis for such objection and setting forth their computation of the Purchase Price Adjustment, Buyer and Shareholders will attempt to resolve the dispute as promptly as practicable. If Buyer and Shareholders are unable to resolve the dispute within ten (10) business days after delivery of the Disputed Items Notice, Buyer and Shareholders will refer the matter to Deloitte & Touche, LLP. in Pittsburgh, Pennsylvania ("D&T") for resolution of the disputed items and determination of the Purchase Price Adjustment. The determination by D&T shall be conclusive and binding upon the parties. The fees, costs and expenses of such auditor will be shared equally by Buyer and Shareholders.


                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES
             -----------------------------------------------------

          Buyer has engaged in due diligence with respect to the Company and the Shareholders. Notwithstanding this due diligence, Buyer requires that the Company and the Shareholders (collectively, the "Company Parties") jointly and
                                                 ---------------
severally represent and warrant to the Buyer as follows:

     2.01. Organization.  The Company is a corporation duly organized,
           ------------
validly existing and in good standing under the laws of Finland.

     2.02. Authority and Authorization.  The Company has the power and
           ---------------------------
authority to own its assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents (defined below).

     2.03. Execution and Binding Effect.  This Agreement has been, and on
           ----------------------------
the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by the Company and the Shareholders and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with their respective terms.

     2.04. No Breach, Default, Violation or Consent.  The execution,
           ----------------------------------------
delivery and performance by the Company and the Shareholders of this Agreement and the other Transaction Documents do not and will not:

           (a)   violate the Company's charter or by-laws;

           (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Company Agreement (defined below) or Governmental Permit (defined below);

           (c) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental entity (each a "Governmental
                                                                ------------
Order") which names the Company or the Shareholders, together or individually,
-----
and is directed to the Company or the Shareholders, together or individually, or any of their assets;

           (d) violate any law, rule, regulation, ordinance or code of any governmental entity (each a "Governmental Rule"); or
                             -----------------

           (e)   except as otherwise disclosed on Schedule 2.04, require any
                                                  -------------
consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental entity or any other person or entity (each a "Person").
                   ------

     2.05. Ownership and Control.  Schedule 2.05 sets forth a correct and
           ---------------------   -------------
complete list of (a) the authorized capitalization of the Company, (b) the number of shares of each class of capital stock of the Company issued and outstanding and (c) the names of the record and beneficial owners of each share of its capital stock and the number and percentage of shares of each class of its capital stock owned by such Persons. The issued and outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as otherwise disclosed on Schedule 2.05 there
                                                           -------------
are no outstanding (x) options, warrants, agreements or other rights for the acquisition of shares of the Company's capital stock, (y) securities or other obligations of the Company which are convertible into such shares, or (z) options, sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments which are binding on any of the Shareholders and which relate to the ownership, voting or transfer of any of such shares.

     2.06. Financial Statements.  The Company has delivered to the Buyer
           --------------------
correct and complete copies of the Company's (a) audited balance sheet and statements of income, retained earnings and cash flow as of and for its fiscal year ended June 30, 1997 (the "Financial Statement Date"), and (b) an unaudited
                               ------------------------
interim monthly balance sheet and statement of income as of and for the month ending March 31, 1998, the "Current Financial Statement" and, together with the
                            ---------------------------
items described in clause (a) above, the "Financial Statements").  The Financial
                                          --------------------
Statements present fairly the financial condition
of the Company as at the end of the periods covered thereby and the results of its operations and the changes in its financial position for the periods covered thereby, and, except as required pursuant to Section 1.03, were prepared in accordance with generally accepted accounting principles in Finland ("FGAAP")
                                                                     -------
applied on a consistent basis throughout the periods covered thereby subject. Except as and to the extent otherwise disclosed in the Current Financial Statements, the Company has no material liabilities of any kind, other than normal trade obligations incurred in the ordinary course of business since March 31, 1998.

     2.07. Absence of Certain Changes and Events.  Except as otherwise
           -------------------------------------
disclosed on Schedule 2.07, since the Financial Statement Date:
             -------------

           (a) the Company has not incurred any material obligation or liability except for normal trade obligations incurred in the ordinary course of business;
           (b) no casualty, loss or damage has occurred with respect to any of the Company's assets, whether or not the same is covered by insurance;

           (c) the Company has not sold, transferred or otherwise disposed of any of its assets or any interest therein, or agreed to do any of the foregoing, except for sales of inventory in the ordinary course of business;

           (d) the Company has not written off as uncollectible any of its accounts receivable or written down the value of any of its assets, except in each case in the ordinary course of business and at a rate no greater than during the 12-month period ending on the Financial Statement Date;

           (e) the Company has not waived or released any of its rights with respect to its business or assets or permitted any of such rights to lapse;

           (f) no executive officer or other key employee of the Company has left his or her employment with the Company;

           (g) the Company has not granted, and is not committed to grant, any salary or wage increases to any of its employees;

           (h) the Company has not made, or committed to make, any capital expenditures in excess of US$150,000 in the aggregate, exclusive of the Tele8 Transaction;

           (i) there has been no payment, discharge or other satisfaction of any liabilities of the Company, whether direct or indirect, fixed or contingent or otherwise, other than the satisfaction, in the ordinary course of business, of liabilities reflected on the Current Financial Statements or incurred in the ordinary course of business since the Financial Statement Date;

           (j) the Company has not declared or paid any dividend or other distribution in respect of any of its capital stock or agreed to any of the foregoing;

           (k) the Company has not introduced any material change with respect to its business, including without limitation with respect to the products or services it sells, the areas in which such products or services are sold, its methods of distributing its products, its marketing techniques or its accounting methods; and

           (l) no Material Adverse Change (as defined below), and no event which is likely to result in a Material Adverse Change, has occurred. For the purposes of this Agreement, the term "Material Adverse Change" shall mean a
                                      -----------------------
material adverse change in the business, operations, financial condition or prospects of the Company or in the value or utility of the Governmental Permits (as defined below) between the date hereof and the Closing Date.

     2.08. Accounting Practices.  The Company's books, records and accounts
           --------------------
accurately and fairly reflect, in reasonable detail, its financial position and operations. The Company maintains a system of internal controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with FGAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the assets reflected on the Company's books are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.09. Tax Matters.  Except as otherwise disclosed on Schedule 2.09:
           -----------                                    -------------

           (a) all tax returns and reports required to be filed by the Company have been properly prepared and filed;

           (b) the Company has paid or has made adequate reserves on its books for the payment of all taxes, interest, penalties, assessments and deficiencies shown to be due on such tax returns and reports or claimed to be due by any governmental entity or which the Company is required to withhold on behalf of any other Person;

           (c) the reserves and provisions for taxes on the books of the Company are adequate for all open years and for its current fiscal period and properly classify such tax obligations as either current or deferred;

           (d) the Company Parties have no knowledge of any proposed assessment of any additional taxes by any governmental entity or of any basis for any such assessment (whether or not reserved against);

           (e) the income tax liabilities of the Company for each year the Company has been engaged in business have been finally determined by the appropriate revenue authorities, but the time for audit has not expired;

           (f) the Company is not currently being audited by any governmental entity, and no such audit is pending or, to the best of the Company Parties' knowledge, threatened;

           (g) the Company has not made any tax elections which (i) were in effect in any past year for which the time for audit has not expired, (ii) are currently in effect or (iii) will be in effect at any future time; and

           (h) the Company has not given any waiver or extension of any period of limitation governing the time of assessment or collection of any tax.

     2.10. Litigation.  Except as otherwise disclosed on Schedule 2.10,
           ----------                                    -------------
there is no pending or, to the best of the Company Parties' knowledge, threatened investigation, action or proceeding against the Company, and the Company Parties have no knowledge of any basis for any such investigation, action or proceeding. Except as otherwise disclosed on Schedule 2.10, there is
                                                        -------------
no pending or, to the best of the Company Parties' knowledge, threatened investigation, action or proceeding against any Shareholder which, if determined adversely to such Shareholder, would materially and adversely affect his, her or its ability to consummate the transactions contemplated hereby, and the Company Parties have no knowledge of any basis for any such investigation, action or proceeding. Schedule 2.10 sets forth a correct and complete list of each
             --------------
investigation, action and proceeding described in the preceding sentences, the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof.

     2.11.  Constituent Documents; Governmental Rules; Governmental Orders.
            --------------------------------------------------------------
The Company is in compliance in all material respects with (a) its charter and by-laws and (b) all Governmental Rules applicable to the Company. There are no Governmental Orders which name the Company and are directed to the Company or its assets. Schedule 2.11 provides true and correct copies of the Company's
             -------------
charter and by-laws.

     2.12.  Governmental Permits.  Schedule 2.12 sets forth a correct and
            --------------------   -------------
complete list of all Governmental Permits. Such Governmental Permits have been validly acquired, are in full force and effect and represent all Governmental Permits necessary under applicable Governmental Rules for the Company to carry on its business as now being conducted, including any Governmental Permits required to permit the Company to provide the telecommunication services it now provides in the geographic regions the Company now operates, and to own, occupy or use its properties and assets. No violations have been recorded against any such Governmental Permit, no citation, notice or warning has been issued by any Governmental Person with respect to any such Governmental Permit, no investigation or hearing has been held by or before any Governmental Person with respect to any such Governmental Permit, the Company has not received any notice from any Governmental Person that it intends to cancel, revoke, terminate, suspend or not renew any such Governmental Permit and the Company has no knowledge of any basis for any of the foregoing. The Company is in compliance with all such Governmental Permits. Except as otherwise disclosed on Schedule 2.12, none of such Governmental
                                 -------------
Permits will be affected by the sale of the Shares to the Buyer. For the purpose of this Agreement, the term "Governmental Permit" shall mean any permit, license, franchise, certificate, authorization, approval or consent obtained from or issued by any Governmental Person.

     2.13. Company Agreements.  Schedule 2.13 sets forth a correct and
           ------------------   -------------
complete list of each contract and agreement to which the Company is a party or by which the Company or its assets are bound (the "Company Agreements"). Each
                                                   ------------------
Company Agreement is in full force and effect and is enforceable against the Company, and, to the Company Parties' knowledge, the other parties thereto, in accordance with its terms. To the best of the Company Parties' knowledge, all other parties to the Company Agreements are in compliance with the terms thereof in all material respects.

     2.14. Brokers. The Company and the Shareholders have not employed or
           -------
retained any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

     2.15. Bank Accounts.  Schedule 2.15 sets forth a correct and complete
           -------------   -------------
list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature, the type and number of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     2.16. Personal Property.
           -----------------

           (a)    Schedule 2.16 sets forth a correct and complete list of all
                 -------------
leases and other agreements pursuant to which the Company leases any equipment, machinery, fixtures, vehicles, computer hardware or software or furniture (collectively, the "Equipment").
                    ---------

           (b) All Equipment owned or leased by the Company is in good repair and operating condition, is suitable for the purposes for which it is used and constitutes all Equipment necessary to conduct the Company's business as currently conducted.

           (c) All accounts receivable of the Company: (i) represent amounts receivable for goods actually delivered or services actually provided (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions), (ii) are not subject to any material defenses, counterclaims or rights of setoff, (iii) have been billed and are generally due and payable within 30 days after billing, and (iv) are fully collectible in the ordinary course of business except, in the case of receivables arising prior to the Financial Statement Date, to the extent of the reserves set forth in the Current Financial Statements and, in the case of receivables arising after such date, to the extent of a reasonable allowance for bad debts.

     2.17. Intellectual Property.  Schedule 2.17 sets forth a correct and
           ---------------------   -------------
complete list of: (a) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names and registered and common law copyrights, and all applications therefor which are owned by or licensed to the Company or are otherwise used by the Company in its business (the "Intellectual Property"), (b) all licenses or other agreements pursuant to which any Person has the right to use any Intellectual Property owned by the Company, (c) all licenses or other agreements pursuant to which the Company has the right to use any Intellectual Property owned by others, and (d) all consents which must be obtained, all filings which must be made and all other actions which must be taken in connection with the consummation of the transactions contemplated hereby. The Company has the lawful right to use all of the Intellectual Property, and no such use infringes upon the lawful rights of any other Person. No Person is using any Intellectual Property in a manner which infringes upon the lawful rights of the Company.

     2.18. Title to Assets.  The Company has (i) good and marketable title
           ---------------
to all assets purported to be owned by it and (ii) good leasehold title to all assets purported to be leased by it, and the Shareholders have good and marketable title to the Shares, in each case free and clear of all Liens. All scheduled Liens will be removed on or prior to the Closing Date, other than those marked as "Permitted Liens" on Schedule 2.18.
                 ---------------     -------------

     2.19. Personnel Matters.
           -----------------

           (a)   Schedule 2.19 sets forth a correct and complete list of
                 -------------
employees employed by the Company as of the Closing Date

           (b)   Except as otherwise disclosed on Schedule 2.19, the Company is
                                                -------------
not a party to any employment, consulting or similar agreement, written or oral, with any Person.

           (c)   Except as otherwise disclosed on Schedule 2.19, (i) no
                                                 --------------
employees of the Company are represented by any labor union or similar organization, (ii) the Company is not party to any collective bargaining or similar agreement covering any of its employees (each a "Labor Agreement"), and
(iii) no labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given the Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

           (d)   Except as otherwise disclosed on Schedule 2.19, (i) no strike,
                                      -------------
work stoppage, contract dispute or other labor disturbance involving any employees of the Company currently exists or, to the best of the Company Parties' knowledge, is threatened and (ii) no investigation, action or proceeding by or before any Governmental Person which relates to allegedly unfair or discriminatory employment or labor practices or the violation of any Governmental Rule relating to employment or labor practices is pending or, to the best of the Company Parties' knowledge, threatened, and neither the Company nor any Shareholder has any knowledge of any basis for any such investigation, action or proceeding.

           (e)   Schedule 2.19 sets forth a true, correct and complete list of
                 -------------
all Pension Plans. For purposes of this Agreement, the term "Pension Plan" shall
                                                             ------------
mean any plan maintained by the Company for the benefit of its employees, past or present, to which the Seller has made, or was required to make, contributions within the preceding five years, as any of the same may be amended. Except as otherwise disclosed on Schedule 2.19:
                       -------------

                       (i) each Pension Plan has been established, maintained and administered in all material respects in compliance with all applicable Governmental Rules, including without limitation all minimum funding requirements;

                       (ii) no Pension Plan has been terminated in whole or in part, the Company does not intend to terminate any Pension Plan in whole or in part, no proceeding has been commenced to terminate any Pension Plan in whole or in part or to appoint a trustee to administer any Pension Plan, the Company has received any notice of any such proceeding and the Company has no knowledge of any basis for the commencement of any such proceeding;

     2.20. Insurance.  Schedule 2.20 sets forth a correct and complete
           ---------   -------------
list of all insurance policies of which the Company is the owner, insured, loss payee or beneficiary and indicates for each such policy any pending claims thereunder. Except as otherwise disclosed on Schedule 2.20:  (a) there been no failure to give any
                          -------------
notice or present any material claim under any such policy in a timely fashion or as otherwise required by such policy; (b) all premiums under such policies which were due and payable on or prior to the date hereof have been paid in full; (c) no such policy provides for retrospective or retroactive premium adjustments; (d) the Company has not received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy; (e) the Company has not been refused any insurance, nor has its coverage been limited by any carrier; and (f) since the Company has maintained, or been the beneficiary of, general liability and product liability policies reasonable, in both scope and amount, in light of the risks attendant to its business and which provide coverage comparable to coverage customarily maintained by others in similar lines of business, and such policies have been "occurrence" policies and not "claims made" policies.

     2.21  Intentionally Omitted

     2.22. Real Property Leases.  The Company owns no real property.  Schedule
           --------------------                                       --------
2.22 sets forth a correct and complete list of all leases, subleases, easements,
----
licenses and other agreements or rights pursuant to which the Company has the right to occupy or use any real property owned by others (collectively, "Real
                                                                         ----
Property Leases"), together with the names of the lessors or other grantors
---------------
thereunder, the location of the property covered thereby, the annual rental or other consideration payable thereunder and the duration thereof, including any renewal options.

     2.23. Transactions with Affiliates.  Except as otherwise disclosed on
           ----------------------------
Schedule 2.23:
-------------

           (a) none of the customers, suppliers, distributors or sales representatives of the Company are Affiliates of the Company;

           (b) none of the properties or assets of the Company are owned or used by or leased to any Affiliate of the Company;

           (c) no Affiliate of the Company is a party to any agreement with the Company; and

           (d) no Affiliate of the Company provides any legal, accounting or other services to the Company.

           For purposes of this Agreement, the term "Affiliate" shall mean, with
                                                    ---------
respect to any individual or entity (each being a "Person"), (a) any director,
                                                   ------
officer, employee, partner or principal of such Person, (b) any other Person of which such Person is a director, officer, employee, partner or principal, (c) any Person who directly or indirectly controls or is controlled by, or is under common control with, such Person and (d) with respect to any Person described above who is a natural person, any blood relative of such person. (As used in this definition, the term "control" shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     2.24.  Accurate Disclosure. None of the information furnished or to be
            -------------------
furnished by the Company or any Shareholder to the Buyer or any of its representatives in connection with this Agreement, and none of the representations and warranties of the Company or the Shareholders set forth herein, in any certificate or agreement delivered in connection herewith (a) is or will be false or misleading, (b) contains or will contain any untrue statement of a material fact or (c) omits or will omit any statement of material fact necessary to make the same not misleading.

     2.25.  Termination of Liability. Buyer shall not make demand or bring suit
           ------------------------
for a breach of the representations and warranties in this Article after the sixth anniversary of the Closing Date. This limitation shall in no way effect the Company Parties' liability for any breach of a representation or warranty for which the Company Parties had notice before the sixth anniversary of the Closing Date.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------

     The Buyer hereby represents and warrants to the Company and the Shareholders as follows:

     3.01.  Organization.  The Buyer is a limited liability company duly
            ------------
organized and validly existing in the State of Delaware.

     3.02.  Authority and Authorization.  The Buyer has the power and authority
            ---------------------------
to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents.

     3.03.  Execution and Binding Effect.  This Agreement has been, and on
            ----------------------------
the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by the Buyer and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

     3.04. No Breach, Default, Violation or Consent. The execution,
           ----------------------------------------
delivery and performance by the Buyer of this Agreement and the other Transaction Documents do not and will not:

          (a) violate the Buyer's organizational documents;

          (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which the Buyer is a party or by which the Buyer or any of its properties or assets is bound;

          (c) breach or otherwise violate any Governmental Order which names the Buyer or is directed to the Buyer or any of its properties or assets;

          (d) violate any Governmental Rule; or

          (e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

     3.05. Brokers.  The Buyer has not employed or retained, and has no
           -------
liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

     3.04 Termination of Liability.  In no event shall the Company or the
          ------------------------
Shareholders make a demand or bring suit in any court for any breach of the representations and warranties in this Article after the fifth anniversary of the Closing Date.

                                   ARTICLE IV
                         TRANSACTIONS PRIOR TO CLOSING
                         -----------------------------

     4.01. Conduct of Business Prior to Closing.  At all times prior to
           ------------------------------------
the Closing Date, the Company shall:

          (a) operate its business only in the ordinary course and consistent with past practice;

          (b) use its best efforts to preserve its business organization intact, to keep available to the Buyer the services of its present officers and employees and to preserve for the Buyer the good will of customers, suppliers and others having business relations with the Company;

          (c) maintain its equipment and machinery in good repair and operating condition, ordinary wear and tear excepted;

          (d) maintain in full force and effect all Company's permits and insurance policies;

          (e) not enter into any contract or commitment except those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions;

          (f) not terminate, cause the termination of, amend, renew or extend any Company Agreement unless in each case such action is in the best interest of the Company;

          (g) not waive or release any of its rights or permit any of its rights to lapse;

          (h) not sell, transfer or otherwise dispose of any of its assets or any interest therein or agree to do any of the foregoing, except for sales of inventory in the ordinary course of business;

          (i) not incur, make, assume or suffer to exist any Lien, tenancy or other matter affecting title to any of its assets;

          (j) not make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

          (k) not merge or consolidate the Company with or into any other entity or agree to do any of the foregoing;

          (l) not incur any indebtedness other than trade payables incurred in the ordinary course of business, and not guarantee any indebtedness or other obligations of any other Person;

          (m) not grant or commit itself to grant any salary or wage increases to any of its employees, and not pay bonuses other than in accordance with its normal practice;

          (n) not make or commit itself to make any capital expenditures in excess of US$150,000, exclusive of the Tele8 Transaction;

          (o) not issue or sell any of its capital stock or other securities, not declare or pay any dividends or other distributions in respect of any of its capital stock and not agree to do any of the foregoing;

          (p) comply with applicable Governmental Rules in all material respects;

          (q) take no action, and use its best efforts to prevent the occurrence of any event or the existence of any condition, which would result in any of the Company's representations and warranties herein not being true and correct; and

          (r) promptly inform the Buyer of the occurrence of any event or the existence of any condition which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a Material Adverse Change.

     4.02. Conduct of the Shareholders Prior to Closing.  At all times
           --------------------------------------------
prior to the Closing Date, the Shareholders shall:

          (a) not sell, transfer or otherwise dispose of any of the Stock or any interest therein, and not agree to do any of the foregoing;

          (b) not accept any dividend or other distribution in respect of any of the Stock;

          (c) not incur, make, assume or suffer to exist any Lien or other matter affecting title to any of the Stock;

          (d) not enter into any shareholder agreements, voting trusts, restrictions on transfer or other agreements or instruments which would be binding on the Buyer as the owner of the Stock; and

          (e) take no action, and use their best efforts to prevent the occurrence of any event or the existence of any condition, which could result in any of the Company's or the Shareholders' representations and conditions herein not being true and correct.

     4.03. Access to Information.  At all times prior to the Closing Date,
           ---------------------
the Company shall furnish to the Buyer and its employees, counsel, accountants and other agents and consultants (a) full access during normal business hours to the properties, books and records and personnel of the Company relating to the Company's business or the assets and properties of the Company and (b) all such information concerning the Company's business or the Assets as any of them may reasonably request.

     4.04. Best Efforts.  The parties agree to use their reasonable best
           ------------
efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be necessary or advisable, or as shall be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the other Transaction Documents. Without limiting the generality of the foregoing, the parties agree to take all reasonable actions necessary in order to obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby.


                                   ARTICLE V
                         CLOSING AND CLOSING CONDITIONS
                         ------------------------------

     5.01. Closing. The closing of the transactions contemplated hereby
           -------
(the "Closing") shall take place at 3:00pm, local time, on April 27, 1998 at the
      -------
offices of FaciliCom International, L.L.C., or at such other time or place, or on such other date mutually agreeable to the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date".
                                                 ------------

     5.02. Conditions Precedent to Obligations of the Buyer.  The obligations
           ------------------------------------------------
of the Buyer hereunder to proceed with the Closing shall be subject to the satisfaction by the Company Parties on or prior to the Closing Date of each of the following conditions precedent:

           (a)   Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of the Company Parties set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

           (b)   Performance and Compliance.  The Company Parties shall have
                 --------------------------
performed or complied in all material respects with each covenant and agreement to be performed or complied with by them hereunder on or prior to the Closing Date.

           (c)   Consents and Approvals.  The Company shall have obtained or
                 ----------------------
made each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on any Schedule hereto.

           (d)   Litigation.  There shall be no pending or threatened action
                 ----------
by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against the Buyer by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

           (e)   Material Adverse Change.  No event shall have occurred and no
                 -----------------------
condition shall exist which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a Material Adverse Change.

           (f)   Opinion of Counsel.  The Company Parties shall have delivered
                 ------------------
to the Buyer an opinion of their counsel dated the Closing Date and in form and substance reasonably satisfactory to the Buyer and its counsel with respect to the matters in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.11, and 2.12 and such other matters as the Buyer or its counsel may reasonably request.

           (g)   Other Transaction Documents.  The Company and the Shareholders
                 ---------------------------
shall have executed and delivered to the Buyer the Escrow Agreement and such other documents and instruments, in form and substance satisfactory to the Buyer and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date (together with this Agreement the "Transaction Documents").
                    ---------------------

           (h)   Share Certificates.  The Shareholders shall have delivered to
                 ------------------
the Buyer the certificates evidencing the Shares, duly endorsed for transfer in blank.

     5.03.  Conditions Precedent to Obligations of the Company Parties. The
            ----------------------------------------------------------
obligations of the Company Parties hereunder to proceed with the Closing shall be subject to the satisfaction by the Buyer on or prior to the Closing Date of each of the following conditions precedent:

           (a)   Accuracy of Representations and Warranties.  The representation
                 ------------------------------------------
and warranties of the Buyer set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

           (b)   Performance and Compliance.  The Buyer shall have performed or
                 --------------------------
complied in all material respects with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

           (c)   Consents and Approvals.  The Buyer shall have obtained or made
                 ----------------------
each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on any Schedule hereto.

           (d)   Litigation.  There shall be no pending or threatened action
                 ----------
by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against any Company Party by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

           (e)   Opinion of Counsel.  The Buyer shall have delivered to the
                 ------------------
Company Parties an opinion of the Buyer's counsel dated the Closing Date and in form and substance reasonably satisfactory to the Company Parties and their counsel with respect to the matters in Sections 3.01, 3.02, 3.03 and 3.04 and such other matters as the Company Parties or their counsel may reasonably request.

           (f)   Other Transaction Documents.  The Buyer shall have executed and
                 ---------------------------
delivered to the Company Parties the Escrow Agreement and such other documents and instruments, in form and substance satisfactory to the Company Parties and their counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date (together with this Agreement the "Transaction Documents").

           (g)   Purchase Price.  The Buyer shall have delivered to the
                 --------------
Shareholders the Purchase Price not subject to the Escrow Agreement.


                                   ARTICLE VI
                                INDEMNIFICATION
                                ---------------

     6.01. Indemnification by the Company Parties.  The Company (if the
           --------------------------------------
Closing does not occur) or the Shareholders (if the Closing occurs) shall defend, indemnify and hold harmless the Buyer and its directors, officers, employees and agents (each a "Company Indemnitee") from and against any and all
                              ------------------
claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

           (a) any representation or warranty of the Company Parties set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

           (b) any default by the Company Parties in the performance or observance of any of their covenants or agreements hereunder or under any other Transaction Document;

           (c) any investigation by any governmental entity which arises out of the conduct of the Company's business prior to the Closing Date; and

           (d) the involvement by any Company Indemnitee in any investigation, action or other proceeding incident to any of the other matters indemnified against.

     6.02. Indemnification by the Buyer.  The Buyer shall defend, indemnify
           ----------------------------
and hold harmless the Company and its directors, officers, employees and agents and the Shareholders (each a "Buyer Indemnitee") from and against any
                              ----------------
and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

           (a) any representation or warranty of the Buyer set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

           (b) any default by the Buyer in the performance or observance of any of its covenants or agreements hereunder or under any other Transaction Document;

           (c) any investigation by any governmental entity which arises out of the conduct of the Company's business after the Closing Date; or

           (d) the involvement by any Buyer Indemnitee in any investigation, action or other proceeding incident to any of the other matters indemnified against.

     6.03. Representation, Settlement and Cooperation.  If any
           ------------------------------------------
investigation, action or other proceeding described in Section 6.01(d) or 6.02(d) (each a "Proceeding") is initiated against any the Company Indemnitee or
                 ----------
Buyer Indemnitee (each an "Indemnitee") and such Indemnitee intends to seek
                           ----------
indemnification from the Company or the Buyer (each an "Indemnitor"), as
                                                        ----------
applicable, under this Article on account of its involvement in such Proceeding, then such Indemnitee shall give prompt notice to the applicable Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor shall not relieve such Indemnitor of its obligations under this Article, but shall reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice. Upon receipt of such notice, such Indemnitor shall diligently defend against such Proceeding on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, that if such Indemnitor shall fail or refuse to conduct such defense, or such Indemnitee has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to such Indemnitor, or that its interests in such Proceeding are adverse to such Indemnitor's interests, then such

Indemnitee may defend against such Proceeding at such Indemnitor's expense. Such Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. Such Indemnitor and Indemnitee shall cooperate with each other in the conduct of any such Proceeding.

     6.04. Notice and Satisfaction of Indemnification Claims. No indemnification
           -------------------------------------------------
claim shall be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of such claim and the facts on which such claim is based. If a Company Indemnitee is not the Buyer, then such notice shall be given on behalf of such Indemnitee by the Buyer. Indemnification claims shall be paid within 30 days after the Indemnitor's receipt of such notice and such evidence of the amount of such claim and the Indemnitor's liability therefor as the Indemnitor may reasonably request.

     6.05. Indemnification Threshold.   Notwithstanding any other
           --------------------------
provision hereof, no Indemnitor shall have any indemnification obligations under this Article unless and until the claims asserted against such Indemnitor exceed US$10,000 in the aggregate (the "Threshold Amount"); thereafter, such Indemnitor
                                 ----------------
shall be liable for all indemnification claims properly asserted against it, including those comprising the Threshold Amount.

     6.06. Other Limitations on Indemnification Provisions.
           -----------------------------------------------

          (a) Any payment made by an Indemnitor to an Indemnitee pursuant to this Article VI in respect of any claim (i) shall be net of any insurance proceeds realized by and paid to the Indemnitee in respect of such claim and
(ii) shall be reduced by an amount equal to any tax benefits realized by the Indemnitee which are attributable to such claim.

          (b) Each Person entitled to indemnification hereunder shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, cost, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

     6.07. Buyer Indemnification of DZL.
           ----------------------------

           (a) Notwithstanding the provisions of this Article VI, Buyer shall indemnify DZL to the extent DZL is required to make any payment with respect to the obligations of the Company guaranteed by DZL as identified on Schedule 6.07.
                                                                  --------------

           (b) Buyer shall, within sixty (60) days of the Closing Date, use its best efforts to cause the Company's creditors on the contracts listed on
Schedule 6.07 to release DZL and/or DZL's property, as the case may be, from any
-------------
obligation he may have thereunder; provided, however, Buyer shall not be
                                   --------  -------
obligated to post any security or bond to secure such release of DZL or DZL's property in excess of US$75,000 (the "Bond Limitation") The Bond Limitation
                                      ---------------
will not apply to the extent Buyer is required to post bond or provide security in respect of the Credit Line.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     7.01. Amendments.  This Agreement may be amended only by a writing
           ----------
signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

     7.02. Assignment.  Neither this Agreement nor any right, interest or
           ----------
obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties.

     7.03. Confidentiality.
           ---------------

           (a) As used in this Section the "Confidential Information" of a party
                                           ------------------------
shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include
(i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective,
(ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates and (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

           (b) Except as otherwise permitted by subsection (c) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

           (c) Notwithstanding subsection (b) above, each of the parties shall be permitted to:

                 (i) disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

                 (ii) make additional disclosures of or use for its own benefit Confidential Information of the other party, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

                 (iii) disclose Confidential Information of the other party to the extent, but only to the extent, required by Governmental Rules; provided, that prior to making any disclosure pursuant to this subparagraph, the party required to make such disclosure (the "Disclosing Party") shall notify the other
                                       ----------------
party (the "Affected Party") of the same, and the Affected Party shall have the
            --------------
right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with Governmental Rules.

     7.04. Counterparts; Telefacsimile Execution.  This Agreement may be
           -------------------------------------
executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     7.05. Entire Agreement.  This Agreement contains the entire agreement
           ----------------
of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

     7.06. Expenses.  Except as otherwise specifically provided herein or
           --------
in any other Transaction Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents.

     7.07. Further Assurances.  The parties shall from time to time do and
           ------------------
perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the other Transaction Documents. With limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other.

     7.08. Governing Law.  This Agreement shall be a contract under the
           -------------
laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with said laws.

     7.09. Notices.  Unless otherwise specifically provided herein, all
           -------
notices, consents, requests, demands and other communications required or permitted hereunder:

           (a)   shall be in writing;

           (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

           (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days' prior notice:

If to the Company Parties:                     With a copy to:

Oy Teleykkonen AB                              Petrik Obstbaum
Vilhonvuorenkatu 11 A                          Uudenmaank 25 A
00500 Helsinki, Finland                        00120 Helsinki, Finland
Attn:  Dan Zwi Liebkind and
       Mika Ruben Liebkind                     Telecopier No.: 011-358-9-607686
Telecopier No.: 011-358-9-689-6766

If to the Buyer:                               With a copy to:

FaciliCom International, L.L.C.                Cohen & Grigsby, P.C.
1401 New York Avenue, N.W. - 8th Floor         2900 CNG Tower
Washington, D.C.  20005                        625 Liberty Avenue
Attn: Walter Burmeister                        Pittsburgh, PA  15222
Telecopier No.: (202) 496-1109                 Attn: Henry C. Cohen
                                               Telecopier No.: (412) 391-3382


     7.10. Severability.  Any provision of this Agreement which is
           ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     7.11. Successors and Assigns.  This Agreement shall be binding upon
           ----------------------
and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

     7.12. Termination.
           -----------

           (a)   This Agreement may be terminated at any time prior to the
Closing:

                 (i)   by mutual agreement of the Buyer and the Company Parties;

                 (ii) by the Buyer if there has been a material misrepresentation by the Company Parties hereunder, a material breach by the Company Parties of any of their warranties or covenants set forth herein or if any of the conditions specified in Section 5.02 shall not have been fulfilled within the time required and shall not have been waived by the Buyer; or

                 (iii) by the Company Parties if there has been a misrepresentation by the Buyer hereunder, a material breach by the Buyer of any of its warranties or covenants set forth herein or if any of the conditions specified in Section 5.03 shall not have been fulfilled within the time required and shall not have been waived by the Company.

          (b) If this Agreement is terminated by either the Company Parties or the Buyer as provided above, then neither party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination or which survive such termination by their own terms.

          7.13.  Waivers.  The due performance or observance by the parties of
                 -------
their respective obligations hereunder and under the other Transaction Documents shall not be waived, and the rights and remedies of the parties hereunder and under the other Transaction Documents shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder or under any other Transaction Document may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

     IN WITNESS WHEREOF, the parties, hereto, intending to be legally bound, have executed this Agreement as of the date first hereinabove written.

                              FACILICOM INTERNATIONAL, L.L.C.


                              By:
                                  ---------------------------------
                              Title:
                                     ------------------------------

                              OY TELEYKKONEN AB

                              By:
                                  ---------------------------------
                              Title:
                                     ------------------------------


                              SHAREHOLDERS

                              -------------------------------------
                              Dan Zwi Liebkind

                              -------------------------------------
                              Mika Ruben Liebkind